UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2015

BE AT TV, INC.
 (Exact name of registrant as specified in its charter)
Nevada	333-186869	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2 Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)
(855) 636-3742
 (Registrant's telephone number, including area code)
8 Ridge Street, North Sydney, Australia  2060
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ]	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ]	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

GENERAL NOTE
This current report on Form 8-K is being filed by our company following the completion of our acquisition of Epic Stores Corp., a Nevada company ("Epic"), on June 24, 2015, pursuant to the terms of a share exchange agreement dated June 24, 2015, among our company, Epic and the stockholders of Epic (the "Exchange Agreement"). As a result of our acquisition of Epic, we ceased to be a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
In connection with the closing of the Exchange Agreement, pursuant to which we acquired all of the shares of Epic and Epic became a wholly-owned subsidiary of our company, we experienced a change of control as four new directors, all of whom were directors of Epic, were appointed to our board, all of our prior management resigned and were replaced by management nominated by Epic, and former stockholders of Epic were issued shares of our common stock that constituted approximately 58.1% of our issued and outstanding shares on the closing thereof. As a result, we have determined to treat the acquisition of Epic as a reverse merger and recapitalization for accounting purposes, with Epic as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited and unaudited financial statements, included in this current report on Form 8-K are that of Epic rather than that of our company prior to the completion of the transactions described herein.
As used in this current report, the terms "we," "us," and "our" refer to our company, Be At TV, Inc., after giving effect to the closing of the Exchange Agreement, and references to Epic refer to Epic as it existed immediately prior to the closing of the Exchange Agreement, unless otherwise stated or the context clearly indicates otherwise.
In this current report, unless otherwise specified, all dollar amounts are expressed in United States dollars.
This current report responds to the following items on Form 8‑K:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 4.01	Changes in Registrant's Certifying Accountant
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

i

CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This current report contains forward‑looking statements.  These statements are based on our current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us as at the date of this current report. All statements, other than statements of historical fact, included herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward‑looking statements. Words such as "expect," "may," "anticipate," "intend," "would," "plan," "believe," "estimate," "should," and similar words are intended to identify forward‑looking statements, but are not the exclusive means of identifying forward‑looking statements. Forward‑looking statements in this current report include express or implied statements concerning our key milestones for the coming year, future expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward‑looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled "Risk Factors" in this current report, which you should carefully read.  Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward‑looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.
The forward‑looking statements contained in this current report relate only to events as of the date on which the statements are made. Except as required by applicable law, we undertake no obligation to publicly update any forward‑looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

ii

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 24, 2015, we entered into the Exchange Agreement with Epic and each of the stockholders of Epic. Pursuant to the terms of the Exchange Agreement, we agreed to acquire all 27,083,493 of Epic's issued and outstanding shares of common stock from Epic's stockholders in exchange for the issuance of an aggregate of 47,903,927 shares of our common stock on the basis of 1.76875 shares of our common stock for each Epic share. There was no relationship between our company or any of our affiliates and Epic or any of its stockholders prior to the entry into discussions with respect to the Exchange Agreement.
Epic is a second hand goods retailer that operates retail stores in the United States. For a complete description of Epic's business, see below under the heading "Description of Business".
A description of the terms and conditions of the Exchange Agreement is set out in Item 2.01. A copy of the Exchange Agreement is attached hereto as Exhibit 2.1.
ITEM 2.01.                         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Closing of the Exchange Agreement
On June 24, 2015, we closed the Exchange Agreement and completed the acquisition of Epic. In connection with the closing, we acquired all 27,083,493 issued and outstanding shares of common stock in the capital of Epic from Epic's stockholders in consideration for the issuance of: (i) 47,903,927 shares of our common stock, on the basis of 1.76875 of our shares for each Epic share, and (ii) 2,764,457 warrants, each of which is exercisable into one share of our common stock at a price of $0.424 per share until June 24, 2018. The shares of common stock we issued to the former stockholders of Epic represented approximately 58.1% of our issued and outstanding shares of common stock, on an undiluted basis, at the time of closing of the Exchange Agreement.
Following the closing of the Exchange Agreement and the completion of the concurrent financing, as described below, there are 82,519,461 shares of our common stock outstanding. New directors and officers of our company received an aggregate of 23,294,416 shares of common stock (or 28.2% on an undiluted basis) in connection with the closing of the Exchange Agreement.
The securities were issued to 17 accredited investors (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.
5,306,249 of the 47,903,927 consideration shares issued on closing of the Exchange Agreement have been deposited into escrow with Doney Ventures, Inc., pursuant to the terms of an escrow agreement dated June 24, 2015 among our company, the escrow agent, and the holders of such shares. An aggregate of 1,768,750 of such shares will be released from escrow to the holders, on a pro rata basis, upon our company:
1.	(i) opening our 18th store or (ii) achieving at least $10,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements;
2.	(i) opening our 21st store or (ii) achieving at least $15,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements; and
3.	(i) opening our 30th store or (ii) achieving at least $20,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements.
A copy of the escrow agreement is attached hereto as Exhibit 10.7.

Change of Officers and Directors
Effective as of the closing of the Exchange Agreement, our board of directors appointed Wayne Riggs, Brian Davidson, Bob Riggs and Zachary Bradford as directors of our company. Paul Medley resigned as the sole director and officer of our company. Brian Davidson was appointed as our President, Chief Executive Officer, Secretary and Treasurer, Zachary Bradford was appointed as our Chief Financial Officer, and Bob Riggs was appointed as our Chief Operating Officer. The subscribers under the concurrent financing, as described below, are also entitled to appoint one nominee to our board of directors from time to time.
Share Cancellation
The closing of the Exchange Agreement was conditional upon, among other things, our company having no more than 28,300,000 shares of common stock issued and outstanding at the closing, excluding any shares of common stock issued to the stockholders of Epic and any shares issued in connection with the concurrent financing, as described below. As a result, we entered into return to treasury agreements with each of John Kitchen and Linda Miller, former directors and officers of our company, and, on the date of closing of the Exchange Agreement, they returned an aggregate of 33,000,000 shares of our common stock to treasury for cancellation without consideration. We also agreed to cancel an aggregate of 250,000 outstanding share purchase warrants. Copies of the share cancellation agreements and the warrant cancellation agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.
Concurrent Financing
Concurrently with the closing of the Exchange Agreement, we completed a private placement financing pursuant to which we issued an aggregate of 6,315,534 units at a price of $0.3675 per unit for gross proceeds of $2,320,959, of which $770,959 was satisfied by settlement of a bridge loan in the principal amount of $750,000, plus accrued interest thereon, made by a subscriber to Epic prior to the closing of the Exchange Agreement. Each unit consisted of one share of common stock in the capital of our company and one transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one share of our common stock at a price of $0.424 per warrant share until June 24, 2018.
The securities were issued to 12 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.
In connection with the closing of the financing, we entered into an investor rights agreement with each subscriber to the financing pursuant to which we agreed, among other things, to register, within 90 days of closing, the shares and warrants issued in connection with the financing on a Form S-1 to be filed with the Securities and Exchange Commission. We also agreed to grant the subscribers the right, until three years following the closing, to nominate a director to our board of directors, and to appoint a representative that will be permitted to attend, as an observer, meetings of the board of directors and management of our company and our subsidiaries. A copy of the investor rights agreement is attached hereto as Exhibit 10.5.

In connection with the closing of the Exchange Agreement, we also entered into a voting agreement with each of the stockholders of Epic pursuant to which each stockholder agreed that, for a period two years following closing, each of the stockholders will vote, or cause to be voted, their shares of our common stock in favor of the nominee of the subscribers in the concurrent financing to our board of directors: (a) at any meeting of the stockholders of our company and (b) by written consent resolution. A copy of the voting agreement is attached hereto as Exhibit 10.6.
Post-Closing Name Change and Consolidation
Pursuant to the terms of the Exchange Agreement, we agreed that, as soon as practicable following the closing, we will: (i) effect a consolidation of our outstanding shares of common stock on the basis of one post-consolidation share for every 1.76875 pre-consolidation shares; and (ii) effect a change of name of our company from "Be At TV, Inc." to "Epic Stores, Inc.", or such other name as may be determined by our board of directors, to reflect our new business.
General Matters
Except for the Exchange Agreement and the transactions contemplated therein, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the Exchange Agreement, or associates of such directors and officers, had any material relationship with Epic or any of the stockholders of Epic prior to the transactions described above.
The securities of our company that were issued to the stockholders of Epic upon the closing of the Exchange Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.
We have determined to treat the acquisition of Epic as a reverse merger and recapitalization, with Epic as the acquirer for accounting purposes. Consequently, for future financial periods, the assets and liabilities and the historical operations that will be reflected in our financial statements for periods ended prior to the closing of the Exchange Agreement will be those of Epic. This current report includes audited annual financial statements of Epic for the two years ended December 31, 2014, and unaudited interim financial statements of Epic for the three month periods ended March 31, 2015 and 2014.
The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Exchange Agreement, the escrow agreement, the voting agreement or the investor rights agreement, and is qualified in its entirety by reference to complete copies of such agreements, which are filed as exhibits to this current report.
DESCRIPTION OF BUSINESS
Corporate Overview
We were incorporated in the State of Nevada on April 30, 2012 under the name "SBOR, Inc". Effective December 20, 2013, we completed a merger with our wholly-owned subsidiary, Be At TV, Inc., a Nevada corporation, which was incorporated solely to effect a change in our name.  As a result, we changed our name from "SBOR, Inc." to "Be At TV, Inc.".  Also effective December 20, 2013, we effected a 16.5 to 1 forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital of common stock increased from 100,000,000 shares of common stock with a par value of $0.0001 per share to 1,650,000,000 shares of common stock with a par value of $0.0001 per share, and our previously outstanding 3,700,000 shares of common stock increased to 61,050,000 shares of common stock outstanding. Our authorized preferred stock was not affected by the forward split of common stock and continues to be comprised of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, of which no shares of preferred stock are currently outstanding.

As a result of the closing of the Exchange Agreement, our principal offices are now located at 20805 North 19th Avenue, Suite 2, Phoenix, Arizona, USA 85027. As of the date of this current report, Epic and its wholly-owned subsidiaries, Epic LLC, Epic 2 and Epic 3, each as further described below, are our sole wholly-owned subsidiaries.
Epic Stores, L.L.C.  ("Epic 1") was incorporated on December 2, 2010 as an Arizona limited liability company.  Epic 1 opened its first store in Phoenix, Arizona in 2011. It then formed a company, Epic Stores 2 LLC ("Epic 2"), a Nevada limited liability company, on September 20, 2011 to open its second retail location in Las Vegas, Nevada. On February 16, 2012, a second company, Epic Stores III LLC ("Epic 3"), a Nevada limited liability company, was formed to open the third retail location in Las Vegas, Nevada. After opening the third store, Epic 1 determined that its growth plans would be more efficiently reached if all the stores were operated under the same limited liability company. As a result, Epic 1 opened three locations in 2013 and five additional locations in 2014. Effective January 1, 2015, the sole member of each of Epic 2 and Epic 3 assigned all of its membership interest in Epic 2 and Epic to Epic 1 pursuant to the terms of an assignment and assumption of membership interests agreement.
On February 11, 2015, Epic Stores LLC ("Epic LLC"), a Nevada limited liability company, was formed. On February 11, 2015, Epic 1 merged with and into Epic LLC, with Epic LLC as the surviving corporation, for the purposes of changing its jurisdiction of formation from Arizona to Nevada. On May 4, 2015, Epic was incorporated under the laws of the State of Nevada. Pursuant to a contribution agreement dated May 12, 2015, Epic LLC contributed all of its assets, including all of the membership interests in Epic 2 and Epic 3, to Epic. On May 21, 2015, Epic LLC and its members executed a conversion and liquidation agreement converting all units of Epic LLC into Class A Units of Epic LLC, which in turn were converted into an aggregate of 24,083,493 shares of common stock of Epic. Upon execution of the conversion and liquidation agreement, the members of Epic LLC authorized its manager to take action as needed to dissolve Epic LLC. As at the date hereof, Epic LLC has not yet been dissolved and continues to be a wholly-owned subsidiary of Epic.
Description of Business
Overview
As a result of the closing of the Exchange Agreement, the business of Epic became our business.
We are a second hand goods retailer that operates second hand retail stores in the United States. We offer high quality, on-trend second hand clothing, accessories and household products at affordable prices. We are based in Phoenix, Arizona. As of June 1, 2015, we had approximately 232 employees and operated 12 retail stores in four states. We were founded in 2010. In 2011, we opened our first retail store in Phoenix, Arizona. Since 2011, we have opened stores in Arizona, Nevada, Colorado, and Texas. All of our retail stores sell our products directly to consumers. We also operate a leading wholesale business that supplies used shoes, books and clothing to distributors.
Core Business Strengths
We have relied on various core business strengths that have contributed to our past success and are expected to contribute to our future growth.

Quality
We pride ourselves on our methods of sourcing and identifying quality used goods. We have an active quality control department that oversees our in-house sorting facilities and outside contractors who work, under our strict specifications, to source inventory. Because sorting operations are conducted mostly in-house, we believe we have the ability to exercise greater control over the quality of our goods as compared to competitors who do not have in house sorting operations.
Speed to Market
We have integrated our retail and wholesale operations with our sorting processes, enabling us to quickly respond to market and customer demand for goods and product. Our integrated sorting process allows us to fulfill demand in retail while efficiently liquidating slow moving goods through our wholesale operations, which allows us to capture business while limiting risk of loss due to stale inventory. This ability to swiftly respond to the market means that our retail operations can deliver product in a timely manner and maximize sales of popular items by replenishing product that would have otherwise sold out.
Advertising and Branding
We attract customers through internally-developed, high-impact advertising campaigns, which use print, outdoor, in-store and electronic communication vehicles. These advertising campaigns communicate a distinct brand image that differentiates us from our competitors and seeks to establish a connection with our customers. Retail stores are an important part of our branding and convey a clean and welcoming environment.
Broad Appeal
While our marketing and products initially targeted the low income demographic in the United States, the clean, open and inviting environment of our stores and the quality of our goods have enabled us to offer a product that appeals to various demographics.
Business Strategy
Throughout 2014 and into early 2015, Epic brought on a new board of directors and hired new senior management including a Chief Financial Officer, Director of Operations and Director of Field Marketing, as well as other additions to the management team. In addition, effective as of the closing of the Exchange Agreement, we brought on a new board of directors and appointed new executive officers. Together, our new board of directors and new management team are focused on implementing a high growth strategy and enhancing our corporate governance policies and practices. We have started implementing additional operational and financial processes and disciplines to improve growth and profitability. To that end, we have added new members to our executive team in the areas of planning and forecasting, operations and marketing. We have also added members to our legal and human resources departments. We believe that strong operational and financial discipline, along with a robust corporate governance structure, is important to our long-term business strategy.
Over the next year, in addition to enhancing and ensuring compliance with our corporate governance policies, we also intend to focus on strengthening business fundamentals to create a stable platform for future growth. Our key milestones for the coming year are to have eight new stores open and in operation before December 31, 2015, with four new stores in the Houston market and two in the San Antonio and Denver markets, respectively. We anticipate that this will allow us to most effectively use our staff and products within each market.
We also plan to expand our relationships within the communities and charitable organizations surrounding our operating stores to promote brand awareness and partnerships for product collection.

Retail Store Strategy
Our long-term growth strategy and the success of our business depend in part on effective management of our retail stores and the operation of these stores in a cost-efficient manner. Although we have always actively monitored store performance, we have recently implemented an improved process to track the performance of each store and geographic region. We believe that this review process will enhance our long-term growth strategy by identifying key attributes of high and low performing stores, allowing us to identify positive trends, judiciously implement strategies across our retail store portfolio, and open new stores in desirable locations on favorable terms that meet our financial targets.
We plan to continue retail store expansion in Texas, Colorado and Nevada markets with focus on Houston, San Antonio and Dallas markets specifically.  We expect to open eight to eighteen new stores in the above markets typical to the standard stores in operation.  Expansion numbers will depend greatly on available properties, staff, and product supply.
The costs required to open the stores will vary depending on tenant improvement construction expense, but we estimate that we will be required to expend $200,000 to $400,000 per store opening. We expect to be reimbursed for certain tenant improvements incurred but there can be no guarantee that these reimbursements will be available to us for each planned location.
We evaluate potential store sites based on traffic patterns, co-tenancies, average sales per square foot achieved by neighboring stores, lease economics, store contribution margin projections, demographic characteristics and other factors considered important regarding the specific location.
Wholesale Sales Strategy
Growth in the wholesale sales channel is an important part of our business strategy. We are developing a plan to identify further growth opportunities in the United States. In order to grow in this channel, we continue to be focused on being cost efficient, investing in sales development resources and activities and improving our marketing efforts.
Purchasing and Product Sourcing Strategy
Products for our business are collected through various means. We purchase a large volume of product from local and regional suppliers. Although we purchase approximately one third of our merchandise through a single agent, we do not maintain any exclusive commitments to purchase from any one supplier. The balance of product is provided by offering fundraisers to local schools, churches and other charitable organizations. We provide funding to these organizations in receipt for the received product based upon pre-arranged terms.
Planning and Forecasting
We believe that a strong budgeting and product planning process that is aligned with our merchandising calendar will increase the efficiency of our product sourcing activities as well as ensure that we cost effectively obtain the highest quality products for our customers at the right times. In early 2015, we invested in new leadership to enhance our operational, budgeting and production planning and demand forecasting capabilities. We believe that these improvements are key to our near-term strategy of strengthening our business fundamentals.

Internal Sorting Capabilities
We believe that having our sorting process in-house affords us the opportunity to exert higher quality control while simultaneously lowering production costs. We also believe that our internal sorting process can be used to our competitive advantage. We intend to leverage our sorting facilities to increase the speed of new product introductions to both the retail and wholesale markets and react more swiftly than our competitors to changing trends.
Logistics
In early 2015, we began reorganizing our product logistic and sorting locations.  After an internal study found that we could more efficiently source our products if our retail locations were integrated with sorting facilities, we moved swiftly to implement this change. 80% of our retail locations have fully integrated sorting facilities on site, allowing us to more cost effectively control our inventories and meet customer demand. Our distribution center located in Phoenix, Arizona sorts and provides product to the remaining 20% of our retail locations. Our integration of sorting facilities is expected to have a positive impact on our operating expenses as we continue to evaluate our current shipping and replenishment activities in order to further reduce freight costs. To that end, we have invested in a logistics manager who will focus on ensuring that we source and distribute our products in a cost efficient manner. We believe that this will allow us to operate more effectively in our existing markets as well as enter new markets with less risk to our business operations.
Information Systems Infrastructure
An efficient and effective information systems infrastructure is an important element of our business strategy, and to that end, we are conducting an analysis of our current systems. We believe this study will identify the systems that we will need to invest in to support our future long-term growth.
Information Technology
We are committed to utilizing technology to enhance our competitive position. Our information systems provide data for production, merchandising, distribution, retail stores and financial systems. Our core business systems consist of purchased software and are accessed over a company-wide network providing corporate employees with access to key business applications.
Cost Reduction and Improved Liquidity
The success of our future growth strategy will depend in part on our ability to create a stable operating platform. To that end, we continue to focus on driving cost efficiencies throughout our operations and seeking new avenues to reach profitability.
Execution of the Strategy
The execution of our business strategy and internal initiatives may cause material additional costs. Any store expansion initiatives will require the opening of new retail locations and the hiring of additional retail personnel. Investments in additional sales personnel to service new geographic territories may also be necessary to grow our wholesale distribution channel. Both of these initiatives will increase our occupancy and payroll expenses.
To support these and other initiatives, ongoing infrastructure investments may be required. In the intermediate term, this may include expenditures for tenant improvements and store fixtures, upgraded information systems and additions to our management team. In order to reduce the impact of these additional costs, we will continue to identify ways to improve the efficiency of our current manufacturing operations and enhance other operating processes.

Brand, Advertising, and Marketing
Our advertising and direct marketing initiatives have been developed to elevate brand awareness, facilitate customer acquisition and retention, and support key growth strategies. Our in-house marketing team works to identify effective ways to improve brand awareness through print, online and radio ads.
While the primary intent of this advertising is to support our retail operations, our wholesale business also benefits from the greater overall brand awareness generated by this advertising. For our wholesale operations, we use telemarketing efforts to continually expand our relationships.
Intellectual Property
All of our trademarks, service marks, and certain other trademarks have been registered with the U.S. Patent and Trademark Office and Epic is the registered owner of the Epic Thrift Stores TM trademark. We have licensed certain logos and designs from third-parties for use in products featuring those logos and designs, but have no material licensed intellectual property.
Competition
We operate in the highly competitive thrift and second hand product industry, which is characterized by shifts in consumer demand, product availability and competitive pressures, resulting in both price and demand volatility.
Our retail operations compete on store location, customer service, and the quality, pricing, and availability of products. Some of our competitors are larger and well-capitalized companies which have broad distribution networks. Companies that operate in this space include, but are not limited to, Savers, Inc. and Goodwill Industries. Reputation for the quality of our goods, as well as the clean well-lit and open environment of our retail stores, are the principal means by which we compete with others.
Our wholesale operations compete on quality and availability of merchandise. Our primary competitors are Savers, Inc., Salvation Army and Goodwill. Many of these companies have greater name recognition than us in the wholesale market. They are also larger and well-capitalized companies with broad distribution networks.
Employees
As of June 1, 2015, we had approximately 232 employees, of which 163 were full-time employees. We view our employees as long-term investments and adhere to a philosophy of providing employees with good working conditions in an expanding and developing environment, which allows us to attain improved efficiency while promoting employee loyalty. We provide a compensation structure and benefits package for our employees that include wages and company-subsidized health insurance. We also provide a well-lit working environment that is properly ventilated and heated or cooled. None of our employees are covered by a collective bargaining agreement. We believe that our relations with our employees are excellent. We make diligent efforts to comply with all employment and labor regulations, including immigration laws, in the many jurisdictions in which we conduct operations.
Regulatory Environment
We are subject to various occupational health and safety laws and regulations. Because we monitor, control and manage these regulations, we believe we are in compliance in all material respects with the regulatory requirements applicable in the jurisdictions in which our facilities are located. In line with our commitment to the health and safety of our employees, we intend to continue to make expenditures to comply with these requirements and do not believe that compliance will have a material adverse effect on our business.

DESCRIPTION OF PROPERTY
Our head office is located at 20805 North 19th Avenue, Suite 2, Phoenix, Arizona, USA 85027. It consists of 12,234 square feet of mixed office and warehouse space. We pay monthly rent of $8,127 for these premises. We also operate a corporate warehouse located at 3311 West Buckeye Road, Suite #N-1, Phoenix, Arizona, USA 85009. This warehouse consists of 39,605 square feet of general warehouse space and approximately 2,000 square feet of office space. We pay monthly rent of $10,297 for these premises. We believe that our facilities are sufficient to meet our current needs and that suitable additional space will be available as and when needed.
We have entered into various operating lease agreements for our stores, having terms ranging from 5 to 20 years that expire between March 2016 and June 2025. In almost all cases, the lease agreements provide for annual rent escalations and abatements.
RISK FACTORS

In addition to the other information set forth in this current report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Risks Related to Our Business

Our future success depends, in part, upon our ability to anticipate and respond to changing consumer preferences, trends and competitive environment in a timely manner.
Our future success depends, in part, upon our ability to identify and respond to shopping trends in a timely manner. The second hand retail apparel business fluctuates according to changes in the economy and customer preferences, dictated by economic factors and seasons. These fluctuations especially affect the inventory possessed by secondary retailers because merchandise typically is collected in advance of the selling season and is provided based on consumers percentage of discarded merchandise. While we endeavor to test many merchandise items from our suppliers before ordering large quantities, we are still susceptible to poor or low quality merchandise and fluctuations in customer demands.
In addition, the cyclical nature of the retail business requires that we carry a significant amount of inventory, especially during our peak selling seasons. As a result, we are vulnerable to changes in consumer demand, pricing shifts and the timing and selection of merchandise purchases. The failure to enter into agreements for the purchase of merchandise in a timely manner could, among other things, lead to a shortage of inventory and lower sales.

The success of our operations depends upon the effect of economic pressures and other business factors.

The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income, such as payroll taxes, employment, consumer debt, interest rates, increases in energy costs and consumer confidence. There can be no assurance that consumer spending will not be further negatively affected by general, local or international economic conditions, thereby adversely impacting our business and results of operations.

Our business is subject to seasonality.

Historically, our operations have been seasonal, with a large portion of total net revenue and operating income occurring in the first and fourth fiscal quarters, reflecting increased demand during tax rebates and year-end holiday selling seasons, respectively. As a result of this seasonality, any factors negatively affecting us during the first and fourth fiscal quarters of any year, including adverse weather or unfavorable economic conditions, could have a material adverse effect on our financial condition and results of operations for the entire year. Our quarterly results of operations also may fluctuate based upon such factors as the timing of certain holiday seasons, the number and timing of new store openings, the acceptability of seasonal merchandise offerings, competitive factors, weather and general economic conditions.
Our overall profitability depends on our ability to react to raw material cost, labor and energy cost increases.
Increases in our costs, such as raw materials, labor and energy, may reduce our overall profitability. Specifically, fluctuations in the cost associated with the collection of merchandise we purchase from our suppliers impacts our cost of sales. Additionally, increases in other costs, including labor and energy, could further reduce our profitability if not mitigated.
Our ability to drive improved performance will depend in part on our ability to rebalance our store fleet and drive improved performance through new store openings, selective closings and existing store remodels and expansions.
Our ability to drive improved performance will depend in part on our ability to expand stores on a timely and profitable basis. During fiscal 2015, we plan to open approximately 8 new stores in North America. Accomplishing our expansion goals will depend upon a number of factors, including the ability to obtain suitable sites for new and expanded stores at acceptable costs, the hiring and training of qualified personnel, particularly at the store management level, the integration of new stores into existing operations, and the expansion of our buying and inventory capabilities. There can be no assurance that we will be able to achieve our store expansion and rebalancing goals, manage our growth effectively, successfully integrate the planned new stores into our operations or operate our new stores profitably.
The failure to achieve planned store financial performance could adversely affect our results of operations and financial condition.
The results achieved by our stores may not be indicative of long-term performance or the potential performance of stores in other locations. The failure of stores to achieve acceptable results could result in additional store asset impairment charges, which could adversely affect our results of operations and financial condition.

The financial failure of a key supplier could disrupt our operations.

Our merchandise is collected by suppliers nationwide. Although we purchase approximately one third of our merchandise through a single agent, we do not maintain any exclusive commitments to purchase from any one supplier. Because we have a nationwide supply chain, any event causing the disruption of product, including the insolvency of a significant supplier or a major labor slow-down, strike or dispute, including any actions involving trucking, transloaders, consolidators or shippers, could have an adverse effect on our operations. Given the volatility and risk in the current markets, our reliance on external suppliers leaves us subject to certain risks should one or more of these external suppliers become insolvent. Although we monitor the financial stability of our key suppliers and plan for contingencies, the financial failure of a key supplier could disrupt our operations and have an adverse effect on our cash flows, results of operations and financial condition.

Information technology system disruptions and inaccurate system information could have a material adverse effect on our results of operations.
We regularly evaluate our information technology systems and are currently implementing modifications and/or upgrades to the information technology systems that support our business. Modifications include replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. We are aware of inherent risks associated with operating, replacing and modifying these systems, including inaccurate system information and system disruptions. There is a risk that information technology system disruptions and inaccurate system information, if not anticipated and/or promptly and appropriately mitigated, could have a material adverse effect on our results of operations.
If we fail to safeguard against security breaches with respect to our information technology systems, we could be exposed to a risk of loss or misuse of this information and potential liability.
Our business employs systems and websites that allow for the storage and transmission of proprietary or confidential information regarding our business, customers and employees, including credit card information. Security breaches could expose us to a risk of loss or misuse of this information and potential liability. We may not be able to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks may cause us to incur increased costs, including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by us to protect transaction or other data being breached or compromised. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breach by employees or persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Any compromise or breach could result in a violation of applicable privacy and other laws, significant financial exposure and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation.

We rely on key personnel.

Our success depends to a significant extent upon our ability to attract and retain qualified key personnel, including senior management. Collective or individual changes in our senior management and other key personnel could have an adverse effect on our ability to determine and execute our strategies, which could adversely affect our business and results of operations. There is a high level of competition for senior management and other key personnel, and we cannot be assured we will be able to attract, retain and develop a sufficient number of qualified senior managers and other key personnel.

Risks Related to Ownership of Our Common Stock
Penny stock rules will limit the ability of our stockholders to sell their stock.
The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.
The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder's ability to buy and sell our stock.
In addition to the "penny stock" rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.
Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.
We are currently authorized to issue up to 1,650,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 82,519,461 shares of common stock and no shares of preferred stock are currently issued and outstanding. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders.

Our common stock is illiquid and stockholders may be unable to sell their shares.
There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our stockholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, stock prices for development stage companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common stock.
There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.
There is not now, nor has there been since our inception, any trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Although our common stock is quoted on the OTC Pink Marketplace operated by OTC Markets Inc., an over‑the‑counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and we presently anticipate that our common stock will continue to be quoted on the OTC Pink Marketplace or another over‑the‑counter quotation system for the foreseeable future. As a result, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.
A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.
A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock lf we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.
The market price of our common stock may be volatile.
The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.
We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them
Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.
Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date of this current report, our executive officers and directors beneficially own approximately 28.2% of our outstanding voting stock, on an undiluted basis. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company's other stockholders may vote, including the following actions:
•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our articles of incorporation or by‑laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for a vote.
This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
The following management's discussion and analysis should be read in conjunction with Epic's audited annual and unaudited interim financial statements, and the related notes thereto, that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this current report, particularly in the section entitled "Risk Factors".
Epic's financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles accepted in the United States.

Overview
We were incorporated in the State of Nevada on April 30, 2012 under the name "SBOR, Inc.". Following incorporation, our business related to managing the renovation, upgrades and maintenance of real estate properties. In 2013, we decided to explore alternative business opportunities in order to maximize stockholder value. As a result, we entered into the Exchange Agreement with Epic, which closed on June 24, 2015.
Following the closing of the Exchange Agreement, our company commenced operating the business carried on by Epic, which is that of a second hand goods retailer that operates second hand retail stores in the United States. Epic offers high quality, on-trend second hand clothing, accessories and household products at affordable prices.
Because the operations and assets of Epic represent substantially our entire business and operations as of the closing date of the Exchange Agreement, our management's discussion and analysis contained in this current report is based on Epic's operations.
Product Development
We are a retailer and wholesaler of second hand merchandise, from clothing and linens to housewares and furniture. Products for our business are collected through various means. We purchase a large volume of product from local and regional suppliers. Although we purchase approximately one third of our merchandise through a single agent, we do not maintain any exclusive commitments to purchase from any one supplier. The balance of product is provided by offering fundraisers to local schools, churches and other charitable organizations.  We provide funding to these organizations in exchange for the received product.
Results of Operations for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31, 2015 ($)	Three Months Ended March 31, 2014 ($)
Retail revenues	1,841,296	1,192,274
Wholesale revenues	152,259	228,216
Cost of revenues	449,928	628,022
Gross profits	1,543,627	792,468
Total operating expenses	2,742,561	1,841,199
Loss from operations	1,198,934	1,048,731
Net loss	1,264,556	1,064,097
Revenues
During the three months ended March 31, 2015 and 2014, we primarily derived our revenues from retail and wholesale sales of second hand goods.

Our retail revenues increased by $649,022, or 54%, in the three months ended March 31, 2015, as compared to the three months ended March 31, 2014. The increase was primarily due to the opening of four additional retail stores and increased sales in existing stores due to increased consumer awareness.
Our wholesale revenues decreased by $75,957, or 33%, in the three months ended March 31, 2015, as compared to the three months ended March 31, 2014. The decrease was primarily due to a decrease in market price for wholesale goods and reallocation of wholesale goods to alternate retail markets.
Cost of Goods Sold
Cost of revenue decreased by $178,094, or 28%, in the three months ended March 31, 2015, as compared to the three months ended March 31, 2014. The decrease in cost of revenue was primarily due to improved purchasing attributable to improved strategic relationships.
Operating Expenses
Operating expenses for the three months ended March 31, 2015 were $2,742,561, as compared to $1,841,199 for the three months ended March 31, 2014. The overall increase in operating expenses was primarily attributable to an increase in payroll and related expenses to $1,215,402 (2014: $742,222); general and administrative expenses to $659,391 (2014: $499,297); and rent expenses to $652,100 (2014: $338,045). The $473,180 increase in payroll and related expenses was primarily due to the opening of four additional retail locations.
The $160,094 increase in general and administrative expenses  in the three months ended March 31, 2015 was primarily due to increased travel expenses and expenses related to the Company's expansion into additional U.S. markets, and consisted mainly of office expenses of $134,595, repairs and maintenance expenses of $99,332, freight costs of 121,099, utilities of $52,997, advertising costs of $79,074, supplies of $32,153, information technology costs of $4,945, merchant and bank fees of $39,412, insurance of $35,039 and travel of $56,245. In comparison, our general and administrative expenses for the three months ended March 31, 2014 consisted mainly of office expenses of $149,294, repairs and maintenance expenses of $64,534, freight costs of $88,822, utilities of $36,513, advertising costs of $72,052, supplies of $50,316 and insurance of $25,412. The $314,055 increase in rent expense was primarily due to entering into four additional leases for newly opened locations and one additional lease for a store under construction as of March 31, 2014.
The following table sets out a summary of our general and administrative expenses for the three months ended March 31, 2015, as compared to the three months ended March 31, 2014:

	Three Months Ended
	March 31, 2015 ($)	March 31, 2014 ($)
Office expense	134,595	149,294
Repairs and maintenance	99,332	64,534
Shipping and freight	121,099	88,822
Utilities	52,997	36,513
Advertising	79,074	72,052
Supplies	32,153	50,316
IT expenses	4,945	311
Merchant fees	39,412	3,412
Insurance	35,039	25,412
Travel	56,245	1,283
Donations	4,500	7,348
TOTAL	659,391	499,297

Results of Operations for the Years Ended December 31, 2014 and 2013

	Year Ended December 31, 2014 ($)	Year Ended December 31, 2013 ($)
Retail revenues	5,207,572	3,153,564
Wholesale revenues	853,293	1,359,243
Cost of revenues	(1,367,870)	(1,059,740)
Gross profits	4,692,995	3,453,067
Total operating expenses	8,906,261	4,965,545
Loss from operations	4,213,266	1,512,478
Net loss	4,253,617	1,554,619
Revenues
During the years ended December 31, 2014 and 2013, we primarily derived our revenues from retail and wholesale sales of second hand goods.
Our retail revenues increased by $2,054,008, or 65.1%, in the year ended December 31, 2014, as compared to the year ended December 31, 2013. The increase was primarily due to the opening of four additional retail stores and increased sales in existing stores due to increased consumer awareness.
Our wholesale revenues decreased by $505,950, or 37.2%, in the year ended December 31, 2014, as compared to the year ended December 31, 2013. The decrease was primarily due to a decrease in market price for wholesale goods and reallocation of wholesale goods to alternate retail markets.
Cost of Goods Sold
Cost of revenue increased by $308,130, or 29.1%, in the year ended December 31, 2014, as compared to the year ended December 31, 2013. The increase in cost of revenue was primarily due to the increased volume of product utilized. It was further impacted by periodic needs to rapidly increase regional inventory supply from new vendors at premium costs.
Operating Expenses
Operating expenses for the year ended December 31, 2014 were $8,906,261 compared to $4,965,545 for the year ended December 31, 2013. The overall increase in the operating expenses was primarily attributable to an increase in payroll and related expenses to $3,486,860 (2013: $1,593,230), general and administrative expenses to $2,564,527 (2013: $1,523,904) and rent expenses to $1,742,732 (2013: $667,590). The increase in payroll and related expenses was primarily due to the opening of four additional retail locations, and the associated cost of employees at each location.

The increase in general and administrative expenses during 2014 was primarily due to the addition of our Phoenix warehouse and four retail locations, and consisted mainly of office expenses of $636,300, repairs and maintenance expenses of $382,882, freight costs of $356,376, utilities of $231,147, advertising costs of $228,960, supplies of $225,324, information technology costs of $224,532, and merchant and bank fees of $141,605.  In comparison, our general and administrative expenses for the year ended December 31, 2013, consisted mainly of office expenses of $449,234, repairs and maintenance expenses of $383,765, freight costs of $57,752, utilities of $119,088, advertising costs of $225,812, supplies of $108,648, information technology costs of $23,682, and merchant and bank fees of $44,444.  The increase in rent expense was primarily due to entering into four additional leases for newly opened locations.
The following table sets out a summary of our general and administrative expenses for the year ended December 31, 2014, as compared to the year ended December 31, 2013:

	December 31,
	2014 ($)	2013 ($)
Office expense	636,300	449,234
Repairs and maintenance	382,882	383,765
Shipping and freight	356,376	57,752
Utilities	231,147	119,088
Advertising	228,960	225,812
Supplies	225,324	108,648
IT expenses	224,532	23,682
Merchant fees	141,605	44,444
Insurance	96,906	64,453
Travel	21,487	9,246
Donations	19,008	37,780
	2,564,527	1,523,904
Liquidity and Capital Resources
As at March 31, 2015, we had cash of $111,466 and a working capital deficit of $966,900. As of December 31, 2014, we had cash of $157,692 and a working capital deficit of $751,539, as compared to cash of $250,188 and working capital of $31,507 as at December 31, 2013. The decrease in cash and working capital as at December 31, 2014 and March 31, 2015 was primarily the result of increased investments in leasehold improvements and fixtures for locations under construction. We estimate our operating expenses for the next 12 months will continue to exceed any revenues we generate, and we will need to raise capital through either debt or equity offerings to continue operations.
We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financing. Due to market conditions and the early stage of our operations, there is considerable risk that our company will not be able to raise such financing at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds.

Cash Flows

	Three Months Ended March 31, 2015 ($)	Three Months Ended March 31, 2014 ($)
Net cash used by operating activities	(802,529)	(711,008)
Net cash used in investing activities	(337,262)	(589)
Net cash from financing activities	1,093,565	700,430
Net increase (decrease) in cash	(46,226)	(11,167)

	Year Ended	Year Ended
	December 31, 2014 ($)	December 31, 2013 ($)
Net cash used by operating activities	(2,486,978)	(1,101,855)
Net cash used in investing activities	(899,689)	(110,677)
Net cash from financing activities	3,294,171	1,404,713
Net increase (decrease) in cash	(92,496)	192,181
Operating activities used cash of $802,529 during the three months ended March 31, 2015, as compared to $711,008 during the three months ended March 31, 2014. The increase in cash used by operating activities was primarily due to an increase in net loss offset mainly by depreciation and amortization, and an increase in deferred rents and accounts payable.
Investing activities used cash of $337,262 during the three months ended March 31, 2015, as compared to $589 for the three months ended March 31, 2014. The increase in cash used in investing activities was primarily due to increased investments in tenant improvements and fixtures for stores under construction.
Financing activities provided cash of $1,093,565 during the three months ended March 31, 2015, as compared to $700,430 for the three months ended March 31, 2014. The increase in cash from financing activities was primarily due to increased debt financing.
Operating activities used cash of $2,486,978 during the year ended December 31, 2014, as compared to $1,101,855 during the year ended December 31, 2013. The increase in cash used by operating activities was primarily due to an increase in net loss offset mainly by depreciation and amortization, shares issued in lieu of salaries payable, an increase in deferred rents, and an increase in accounts payable.
Investing activities used cash of $899,689 during the year ended December 31, 2014, as compared to $110,677 for the year ended December 31, 2013.The increase in cash used in investing activities was primarily due to increased investments in tenant improvements and fixtures for store under construction.
Financing activities provided cash of $3,294,171 during the year ended December 31, 2014, as compared to $1,404,713 during the year ended December 31, 2013. The increase in cash from financing activities was primarily due to an increase in proceeds from issuance of common stock and proceeds from debt financing, off-set by dividends paid to stockholders.
Cash Requirements
We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, to be derived through the sale of equity or debt securities, or otherwise, to meet our planned capital expenditures and working capital requirements for the next 12 months.

We estimate that our capital needs over the next 12 months will be $3,000,000 to $4,500,000. We will require additional cash resources to invest in fixtures, equipment and leasehold improvements for our planned expansion, and to provide working capital to newly opened stores for personnel and marketing costs until the stores reach market saturation and cashflow positively.  If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.
Going Concern
As more fully described in Note 2 to Epic's audited financial statements included with this current report, our independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2014 related to the uncertainty of our ability to continue as a going concern.  We have a significant accumulated deficit and working capital deficit and have incurred losses from continuing operations since inception. These conditions raise substantial doubt about our ability to continue as a going concern.
Management's plan is to use the financing obtained in connection with the closing of the Exchange Agreement to continue to expand our operations. If we are not successful in generating revenue and becoming profitable, we may have to further delay or reduce expenses, or curtail operations. The accompanying financial statements of Epic do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should our company not continue as a going concern.
Off Balance Sheet Arrangements
We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 29, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors, named executive officers of our company (as defined in the "Executive Compensation" section below), and current executive officers, and by our current directors and executive officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class (2)
Brian Davidson 24654 North Lake Pleasant Parkway Suite 103-269 Peoria, AZ 85383	Common Stock	4,507,652(3)	5.4%
Zachary Bradford 8778 South Maryland Parkway Suite 110 Las Vegas, NV 89123	Common Stock	722,263(4)	0.9%
Bob Riggs 20805 North 19th Avenue, Suite 2 Phoenix, AZ 85027	Common Stock	6,194,142(5)	7.5%
Wayne Riggs 20805 North 19th Avenue, Suite 2 Phoenix, AZ 85027	Common Stock	13,356,099(6)	16.0%
Directors and Officers as a group (4 persons)		24,780,156(7)	29.8%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)
Percentage of common stock is based on 82,519,461 shares of our common stock issued and outstanding, on an undiluted basis, as of June 29, 2015, plus, for each person, such number of warrants held by such person as are currently exercisable, as per Note (1) above.

(3)	These securities are registered in the name of Wild West Raised LLP ("Wild West"), a company controlled by Mr. Davidson. Includes 270,265 warrants held by Wild West which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.424 per share, until June 24, 2018. 526,852 of the shares have been deposited into escrow pursuant to the terms of the escrow agreement described above under the heading "Closing of the Exchange Agreement".
(4)	594,542 of these securities are registered in the name of Bluechip Accounting LLC ("Bluechip"), a company controlled by Mr. Bradford, and 84,417 are registered in the name of ZRB Holding , Inc. ("ZRB"), a company controlled by Mr. Bradford. Includes 43,304 warrants held by ZRB which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.424 per share, until June 24, 2018. The shares registered in the name of ZRB have been deposited into escrow pursuant to the terms of the escrow agreement described above under the heading "Closing of the Exchange Agreement".
(5)	Includes 371,381 warrants held by Mr. Riggs which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.424 per share, until June 24, 2018. 723,969 of the shares have been deposited into escrow pursuant to the terms of the escrow agreement described above under the heading "Closing of the Exchange Agreement".
(6)	These securities are registered in the name of Pinnacle Investments, LLLP ("Pinnacle"), a company controlled by Mr. Riggs. Includes 800,790 warrants held by Pinnacle which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.424 per share, until June 24, 2018. 1,561,055 of the shares have been deposited into escrow pursuant to the terms of the escrow agreement described above under the heading "Closing of the Exchange Agreement".
(7)	Includes an aggregate of 1,485,740 warrants held by the persons set forth in the table above that are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.424 per share, until June 24, 2018. An aggregate of 2,896,293 of the shares have been deposited into escrow pursuant to the terms of the escrow agreement described above under the heading "Closing of the Exchange Agreement".

Changes in Control
We are unaware of any contract or other arrangement the operation of which may, at a subsequent date, result in a change in control of our company.
DIRECTORS AND EXECUTIVE OFFICERS
The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Brian Davidson	President, Chief Executive Officer, Secretary, Treasurer and Director	42	June 24, 2015
Bob Riggs	Chief Operating Officer and Director	51	June 24, 2015
Zachary Bradford	Chief Financial Officer and Director	29	June 24, 2015
Wayne Riggs	Director	53	June 24, 2015
Business Experience
The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.
Brian Davidson, President, Chief Executive Officer, Secretary, Treasurer and Director
Mr. Davidson has been the Chief Executive Officer of Epic since January 1, 2015. He manages a team of more than 200 employees and professionals operating in four states.  Mr. Davidson originally joined Epic in 2010 as one of the managing partners of the company. Over the last five years, Mr. Davidson has been involved with the development of Epic and its expansion.
Previously, Mr. Davidson was the Vice President of Construction for Riggs Contracting, Inc., a commercial construction company, from 2000 through 2010. Mr. Davidson oversaw business operations and over 800 employees operating in six states, performing heavy commercial concrete and underground utility operations in projects ranging in value from $500,000 to $12 million.
Mr. Davidson obtained his Bachelor of Science degree from the University of Cincinnati in Construction Management in 1995.
We believe that Mr. Davidson is qualified to serve as an officer and director of our company because of his knowledge of our current operations and his education and business experience described above.
Bob Riggs, Chief Operating Officer and Director
Mr. Riggs is the Chief Operating Officer of Epic and was a co-founder of the company in 2010. He has been responsible for Epic's operational performance since inception. Mr. Riggs works across the country to set clear plans, establish priorities, allocate resources, and drive accountability through measurement.  He is responsible for driving Epic's growth of the business.  Previously, Mr. Riggs led Construction Field Operations for Riggs Contracting, Inc. a commercial construction company with over 800 employees operating in six states, performing heavy commercial concrete and underground utility operations. Construction grew $100 million in annual revenue in twelve years under his direction.

Over the last five years, Mr. Riggs has been involved with the employee and product development of Epic during its expansion. Mr. Riggs' Previous employment with the construction business, grew the field operations from a local Phoenix based business, to a expanded business operating in six states throughout the southern U.S.
We believe that Mr. Riggs is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.
Zachary Bradford, Chief Financial Officer and Director
Mr. Bradford joined Epic as Chief Financial Officer in March 2015. Prior to, and since, joining our company, he has been involved in the implementation and improvement of our accounting financial reporting processes and has overseen our financing and accounting departments over the past 24 months.
Mr. Bradford has served as the managing partner of Bluechip Accounting, LLC, a public accounting and consulting firm in Las Vegas, Nevada, since 2013. In his role as managing partner, he has served as a consultant for several companies in both the public and private sectors. He has also served as the Chief Financial Officer and a director of Stratean Inc., a patented gasification technology company for creating electricity and liquid fuels from waste listed on the OTCQB, since February 2014.  From 2011 to 2013, he was a senior auditor for SEC reporting companies at De Joya Griffith, LLC, a PCAOB registered accounting firm.
Mr. Bradford earned a Bachelor of Science in Accounting in 2011 and a Masters of Accountancy in 2012 from Southern Utah University. He earned his Certified Public Accountant designation in Nevada in 2014, became a member of the American Institute of Certified Public Accountants in 2014 and a Chartered Global Management Accountant in 2015.
We believe that Mr. Bradford is qualified to serve as an officer and director of our company because of his knowledge of our current operations and his education and business experience described above.
Wayne Riggs, Director

Mr. Riggs is in business development for Epic. He provides research and insight on new markets for expansion, along with analysis on competitor's performance operating in our space. Mr. Riggs also reviews performance metrics from operating stores, working with those stores to increase performance and add new techniques.  Previously, he was the President of a commercial construction company from 1993 through 2010, and grew the business from start up to over $100 million annual revenue by 2008.
Mr. Riggs was the founder of the commercial concrete construction company, Riggs Contracting, Inc.  He started the business in 1993 and, with the assistance of Bob Riggs and Brian Davidson, was able to grow the company by building on relationships and expanding into alternate markets.
We believe that Mr. Riggs is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experience described above.

Significant Employees
Jim Sill – District Manager, Phoenix Region.  Mr. Sill was previously employed with Savers, Inc and Goodwill in central Arizona. He has more than ten years of second hand thrift experience, and strong overall knowledge of the industry.  Mr. Sill oversees Epic's Phoenix and expanding Arizona operations. He has been with Epic since 2014.
Regina Lopez-Phillips – District Manager, Texas Region.  Ms. Lopez-Phillips was previously the Director of Retail for the Salvation Army in California. She joined Epic in 2015 to oversee the growth and expansion of the Texas market.  Prior to employment with the Salvation Army, she was employed by Savers, Inc for ten years as a Store Manager. Ms. Lopez-Phillips has an extensive background in second hand thrift retail sales.
Mike Bevelacqua – Director of Operations.  Mr. Bevilacqua has an extensive background in retail from Sales to General Manager for companies from Best Buy to Regus. He joined Epic in 2015 to oversee daily operations, managing the multiple districts in operation. He holds a Bachelor of Arts in Operations Management and an MBA from Washington State University.
Gina Adkins – Director of Marketing. Previously a director with Savers, Inc., Ms. Adkins has extensive experience in the second hand thrift market related to community relationships and marketing.  She has multiple relationships with local and regional charities and other organizations that work closely with the thrift market. Ms. Adkins earned a Bachelor of Arts in Mass Marketing & Broadcast Journalism in 2012 from Point Park University.
Family Relationships
Bob Riggs and Wayne Riggs are brothers. Other than the foregoing, there are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

(a)
any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)
being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)
being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION
Summary Compensation
The particulars of compensation paid to the following persons:
(a)	principal executive officer of our company or Epic;
(b)	each of two most highly compensated executive officers of our company or Epic who were serving as executive officers at the end of the year ended November 30, 2014 or December 31, 2014, as applicable; and
(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, as well as all directors of our company, for our years ended November 30, 2014 and 2013 or Epic's years ended December 31, 2014 and 2013, as applicable, are set out in the following summary compensation table:
Name and principal position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
John Kitchen(1) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	11/30/14 11/30/13	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Linda Miller(2) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	11/30/14 11/30/13	13,353 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	13,353 Nil
Paul Medley(3) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	11/30/14 11/30/13	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Brian Davidson(4) President, Chief Executive Officer, Secretary, Treasurer and Director	12/31/14 12/31/13	76,000 65,000	Nil Nil	88,000 12,000	Nil Nil	Nil Nil	Nil Nil	Nil 41,800	164,000(8) 118,800(8)
Bob Riggs(5) Chief Operating Officer and Director	12/31/14 12/31/13	128,000 86,143	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	128,000(8) 86,143(8)
Zachary Bradford(6) Chief Financial Officer and Director	12/31/14 12/31/13	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Wayne Riggs(7) Director	12/31/14 12/31/13	65,000 81,667	Nil Nil	165,000 35,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	230,000(8) 116,667(8)
(1)	Mr. Kitchen was appointed as a director on April 30, 2012 and as President, Chief Executive Officer, Chief Financial Officer and Treasurer of our company on May 2, 2012. Mr. Kitchen resigned from all of his positions on September 22, 2014.
(2)	Ms. Miller was appointed as a director on April 30, 2012 and as Secretary on May 2, 2012. On September 22, 2014, Ms. Miller was also appointed as President, Chief Executive Officer, Chief Financial Officer and Treasurer. Ms. Miller resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on March 30, 2015 and as a director on March 31, 2015.
(3)	Mr. Medley was appointed as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a director of our company on March 30, 2015. Mr. Medley resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 24, 2015 and as a director on June 25, 2015.
(4)	Mr. Davidson was appointed as President, Chief Executive Officer, Secretary, Treasurer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Davidson reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(5)	Mr. Riggs was appointed as Chief Operating Officer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Riggs reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(6)	Mr. Bradford was appointed as Chief Financial Officer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Bradford reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(7)	Mr. Riggs was appointed as a director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Riggs reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(8)	In addition to the amount set forth herein, in the years ended December 31, 2014 and 2014, Epic entered into a management consulting agreement with Titan Investments, LLC, an entity jointly held by Wayne Riggs, Brian Davidson, and Bob Riggs, to assist in the management of Epic, perform market research and assist with the negotiations of lease agreements. During the years ended December 31, 2014 and 2013, Titan Investments, LLC received compensation of $380,912 and $295,258, respectively, for consulting services. Subsequent to the year ended December 31, 2014, the Company terminated its consulting agreement with Titan Investments, LLC.

Employment or Consulting Agreements
Our company and Epic have entered into employment or consulting agreements with certain executive officers and directors, which have the terms set out below.
Wayne Riggs, Brian Davidson and Bob Riggs are each currently paid $160,000 per annum, pursuant to employment agreements dated January 1, 2015 with Epic. Pursuant to the employment agreements, each of the Wayne Riggs, Brian Davidson and Bob Riggs are entitled company health benefits, the grant of stock options at the discretion of Epic and one week paid vacation after one year of service and two weeks' vacation after second year of service. The employment agreements are also subject to a 90 day initial performance review, which has not yet been completed, followed with yearly reviews.  Performance reviews weigh highly on sales performance of all retail stores.
During the years ended December 31, 2014 and 2014, Epic entered into consulting agreements, having one year terms, with Wayne Riggs, pursuant to which Mr. Riggs agreed to serve as the Manager of Epic. Under the terms of the agreements, during the years ended December 31, 2014 and 2013, Mr. Riggs was to receive annual compensation of $230,000 and $116,667, respectively, for management and business development services. During the years ended December 31, 2014 and 2013, he received actual compensation of $65,000 and $81,667, respectively. On December 31, 2014, Epic settled $165,000 of unpaid compensation due to Mr. Riggs through the issuance of 291,176 shares of Epic's common stock. On December 31, 2013, Epic settled $35,000 of unpaid compensation due to Mr. Riggs through the issuance of 61,765 shares of Epic's common stock.
During the years ended December 31, 2014 and 2014, Epic entered into consulting agreements, having one year terms, with Brian Davidson, pursuant to which Mr. Davidson agreed to serve as the Chief Executive Officer of Epic. Under the terms of the agreements, during the years ended December 31, 2014 and 2013, Mr. Davidson was to receive annual compensation of $164,000 and $118,800, respectively, for management and business development services. During the years ended December 31, 2014 and 2013, he received actual compensation of $76,000 and $106,800, respectively. On December 31, 2014, Epic settled $88,000 of unpaid compensation due to Mr. Davidson through the issuance of 155,294 shares of Epic's common stock. On December 31, 2013, Epic settled $12,000 of unpaid compensation due to Mr. Davidson through the issuance of 21,176 shares of Epic's common stock.

During the years ended December 31, 2014 and 2014, Epic entered into consulting agreements, having one year terms, with Bob Riggs, pursuant to which Mr. Riggs agreed to serve as the Chief Operating Officer of Epic. During the years ended December 31, 2014 and 2013, Mr. Riggs received annual compensation of $128,000 and $86,143, respectively, for management and business development services.
During the years ended December 31, 2014 and 2014, Epic entered into a management consulting agreement with Titan Investments, LLC, an entity jointly held by Wayne Riggs, Brian Davidson, and Bob Riggs, to assist in the management of Epic, perform market research and assist with the negotiations of lease agreements.  During the years ended December 31, 2014 and 2013, Titan Investments, LLC received compensation of $380,912 and $295,258, respectively, for consulting services. Subsequent to the year ended December 31, 2014, the Company terminated its consulting agreement with Titan Investments, LLC.
Mr. Bradford was appointed as the Chief Financial Officer of Epic on March 3, 2015. In connection with Mr. Bradford's appointment, Epic entered into a consulting agreement with Bluechip Advisors LLC ("Bluechip"), a company in which Mr. Bradford holds a 50 percent interest, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide Epic with Mr. Bradford's services as Chief Financial Officer for base compensation of $5,500 per month, plus pre-approved travel (if required) and out-of-pocket expenses. The agreement is for a term of one year from March 1, 2015 to February 28, 2016, and will automatically renew at the end of the one-year term unless cancelled by either party. The agreement may be cancelled by either party with 60 days' written notice.
Retirement or Similar Benefit Plans
There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.
Resignation, Retirement, Other Termination, or Change in Control Arrangements
We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors' or executive officers' responsibilities following a change in control.
Outstanding Equity Awards at Fiscal Year-End
No named executive officer or director held any outstanding equity awards as of November 31, 2014 or December 31, 2014.
Compensation of Directors
Except as set out herein, no director who is not otherwise a named executive officer, received or accrued any compensation for his or her services as a director since our inception or the inception of Epic. We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons, Promoters, and Certain Control Persons
Other than as disclosed below, there has been no transaction, since our inception on April 30, 2012 or the beginning of Epic's last three fiscal years and there are currently no proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our or Epic's total assets, as applicable, at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company or Epic;

(b)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of our common stock;

(c)	any of our promoters and control persons; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.
Related party transactions to which our company has been a party since its inception are as follows:
•	On May 2, 2012, 16,500,000 shares of our common stock were issued to John Kitchen, a previous officer of our company, for gross proceeds of $5,000. On June 12, 2012, 16,500,000 shares of our common stock were issued to Linda Miller, an officer and director of our company, for gross proceeds of $5,000.
•	As of November 30, 2014 and 2013, we were obligated to stockholders of our company, for non-interest bearing demand loans with a balance of $39,999 and $nil, respectively.
Related party transactions to which Epic (our subsidiary) has been a party since the beginning of Epic's last three fiscal years are as follows:
•	On September 1, 2013, Epic entered into a unsecured Promissory Note with Stacey Riggs the wife of an officer in the original principal amount of $200,000. The promissory note bears a 16% annual interest rate and matures five years from the date of issuance. Epic is required to make interest only payments until maturity at which time the note is to be paid in full. On May 19, 2015, Epic and the Stacey Riggs agreed to settle the balance of the promissory note and the accrued interest in exchange for one unit of Atlas Global, LLC.
•	From time to time, the stockholders (formerly members) of Atlas advanced funds to support its operations through Titan Investments LLC. As of December 31, 2014 and 2013, the outstanding balance of advanced funds were $89,000 and $37,000, respectively. The advances are due on demand and do not bear interest. On May 19, 2015 the members agreed to settle the outstanding balance of the debt in the amount of $89,000 in exchange for one unit of Atlas Global, LLC.
•	During the year ended December 31, 2014, Dynamic Solutions Nevada LLC ("Dynamic"), an entity 90% owned by Brian Davidson, acted as the general contractor for tenant improvements performed at several of Epic's stores. The total billings related to these tenant improvements during the year ended December 31, 2014 was $410,289, of which $118,133 remained outstanding as of December 31, 2014. Subsequent to the year ended December 31, 2014, additional tenant improvements were conducted during the four months ending April 30, 2014, total billings for these tenant improvements was $43,535. As of April 30, 2015, Epic had paid all amounts due to Dynamic.

•	Since 2013, Epic entered into various consulting and employment agreements with its officers and directors. See "Executive Compensation".
•	In connection with Zachary Bradford's appointment as Chief Financial Officer of Epic, in addition to the consulting agreement pursuant to which Mr. Bradford agreed to provide services as CFO, Epic entered into two separate consulting agreements with Bluechip Advisors, LLC, a company in which Mr. Bradford holds a 50 percent interest. Under the first agreement, Bluechip agreed to provide controller and accounting services for base compensation of $8,000 per month, plus expenses, for Epic's current eight stores, plus an additional fee of $200 per month for each other store opened. Under the second agreement, Bluechip agreed to provide services to Epic in connection with the preparation of financial statements and other public filings in connection with the closing of the Exchange Agreement, for estimated fees of between $45,000 and $55,000, with $20,000 paid upon execution of the agreement, $10,000 paid on April 10, 2015 and the balance paid on presentation of final invoice by Bluechip.
Director Independence
We currently act with four directors, consisting of Brian Davidson, Bob Riggs, Zachary Bradford and Wayne Riggs. Our common stock is quoted on the OTC Pink Marketplace, operated by OTC Markets Group Inc. OTC Markets Group Inc. does not regulate the OTC Pink Marketplace. It is neither a stock exchange nor self-regulatory organization, and is not itself regulated by the Financial Industry Regulatory Authority (FINRA) or the SEC. As such, it does not impose director independence requirements on companies quoted on the OTC Pink Marketplace. However, under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a company, or any parent or subsidiary of such company, or was, at any time during the past three years, employed by the company, or any parent or subsidiary of such company. Also a director is not independent if a director is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer. Using this definition of independent director, we have no independent directors.
LEGAL PROCEEDINGS
We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
Our common stock was approved for quotation on the Over the Counter Bulletin Board on October 7, 2013 under the symbol "SBORD".  Effective December 20, 2013, we completed a merger with our wholly-owned subsidiary, Be At TV, Inc., a Nevada corporation, which was incorporated solely to effect a change in our name.  As a result, we changed our name from "SBOR, Inc." to "Be At TV, Inc.".  Also effective December 20, 2013, we effected a 16.5 to 1 forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital of common stock increased from 100,000,000 shares of common stock with a par value of $0.0001 per share to 1,650,000,000 shares of common stock with a par value of $0.0001 per share and our previously outstanding 3,700,000 shares of common stock increased to 61,050,000 shares of common stock outstanding. Our authorized preferred stock was not affected by the forward split of common stock and continues to be comprised of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, of which no shares of preferred stock are currently outstanding.

The name change and forward split became effective for trading purposes at the opening of trading on December 26, 2013 under the stock symbol "SBORD" and under the new symbol "BETV" on January 27, 2014.
Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects.  As of the date of this current report, there was no bid history for our common stock, because the common stock has never been traded. We cannot assure you that there will be a market for our common stock in the future.
As of June 29, 2015, there are warrants to purchase an aggregate of 8,979,807 shares of our common stock.
There are no shares of common stock or other securities of our company that are being, or have been publicly proposed to be, publicly offered by our company, the offering of which could have a material effect on the market price of common stock or other securities of our company.
None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the United States Securities Act of 1933.
Holders of Common Stock
As of June 29, 2015, there were 71 holders of record of our common stock.  As of the date of this filing, there are 82,519,461 shares of our common stock outstanding.
Dividend Policy

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans
Both our company and Epic have not adopted any equity compensation plans.
LEGAL PROCEEDINGS
We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.
RECENT SALES OF UNREGISTERED SECURITIES
Our company has issued the following securities within the last three years on an unregistered basis:
On May 2, 2012, we issued 1,000,000 shares of common stock to an officer and director for $5,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933, as amended.
On June 12, 2012, we issued 1,000,000 shares of common stock to an officer and director for $5,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933, as amended.
In January 2013, we issued 360,000 shares of common stock at a price of $0.025 per share. The shares were issued to two investors in reliance on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.
On November 4, 2014, we issued 250,000 units to one non-US investor at the aggregate price of $25,000 ($0.10 per unit). Each unit consisted of one share of our common stock and one share purchase warrant subject to adjustment. Each warrant is transferable and entitles the holder to purchase one share of our common stock, as presently constituted, until November 4, 2016, at a price of $0.10 per share. The shares were issued pursuant to Regulation S, as promulgated under the Securities Act of 1933, as amended.
On June 24, 2015, in connection with the closing of the Exchange Agreement, we issued the stockholders of Epic: (i) 47,903,927 shares of our common stock, on the basis of 1.76875 of our shares for each Epic share, and (ii) 2,764,457 warrants, each of which is exercisable into one share of our common stock at a price of $0.424 per share until June 24, 2018. The securities were issued to 17 accredited investors (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.
On June 24, 2015, concurrently with the closing of the Exchange Agreement, we completed a private placement financing pursuant to which we issued an aggregate of 6,3156,534 units at a price of $0.3675 per unit for gross proceeds of $2,320,959, of which $770,959 was satisfied by settlement of a bridge loan in the principal amount of $750,000, plus accrued interest thereon, made by a subscriber to Epic prior to the closing of the Exchange Agreement. Each unit consisted of one share of common stock in the capital of our company and one transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one share of our common stock at a price of $0.424 per warrant share until June 24, 2018. The securities were issued to 12 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.
Please refer to Item 2.01 above for more information regarding the Exchange Agreement.
Sales by Epic
The tables below indicate details of all membership units issued by Epic and its predecessor companies during the last three years.
Units issued by Epic's predecessor companies were subdivided into three classes, namely "Class A Units", which represented capital interests, "Class B Units", which represented capital interests for investment into Epic stores that were to receive priority returns and sales returns, and "Class C Units", which represented capital interest for investment into Epic stores that were to receive priority returns and sales returns upon a sale of a particular Epic store. Each unit was subject to a resale restriction requiring that the member hold the unit for a minimum of one calendar year from the date of original issue.
Effective as of May 21, 2015, in connection with the conversion of Epic LLC, a Nevada limited liability company, into Epic as it is presently constituted, being a Nevada corporation, all of the outstanding units were converted into shares of common stock of Epic. The last column of each of the tables below indicates the number of shares of Epic common stock issued in connection with such conversion.

The membership units were issued to each of the investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 as each of the investors was an accreditor investor (as such term is defined in Regulation D).

Investor Name	Date of Issuance	Paid in Amount	Number of Class A Units	Number of Shares of Epic issued upon conversion
Steven G Sogge and Linda J Sogge Revocable Trust	November 6, 2014	$250,000	5	441,176
The Kuehner Family Trust	November 25, 2014	$250,000	5	441,176
Water Tigers, LLC	April 1, 2015	200,000	7.7	678,847
Steven G Sogge and Linda J Sogge Revocable Trust	May 20, 2015	62,500	2.35	207,817
The Kuehner Family Trust	May 20, 2015	62,500	2.35	207,817
TOTAL:		$825,000	19.9	1,976,833
Class B Units

Investor Name	Date of Issuance	Paid in Amount	Number of Class B Units	Number of Shares of Epic issued upon conversion
Hauck Management, LLC	July 17, 2013	$100,000	0.5	176,470
Marc Barnolli	August 5, 2013	$100,000	0.5	176,470
Marc Barnolli	August 30, 2013	$100,000	0.5	176,470
Clay Land, LLC	October 4, 2013	$200,000	1	352,941
MASP Ventures, LLC	October 10, 2013	$200,000	1	352,941
Clay Land, LLC	October 24, 2013	$200,000	1	352,941
Darcy Riggs	November 13, 2013	$100,000	0.5	176,470
Clay Land, LLC	November 22, 2013	$200,000	1	352,941
Hauck Management, LLC	December 2, 2013	$100,000	0.5	176,470
Clay Land, LLC	December 30, 2013	$200,000	1	352,941
Steven G Sogge and Linda J Sogge Revocable Trust	January 24, 2014	$200,000	1	352,941
The Kuehner Family Trust	January 29, 2014	$201,111	1	352,941
Clay Land, LLC	March 21, 2014	$200,000	1	352,941
Clay Land, LLC	April 22, 2014	$200,000	1	352,941
Water Tigers, LLC	May 16, 2014	$200,000	1	352,941
Water Tigers, LLC	May 29, 2014	$200,000	1	352,941
Water Tigers, LLC	July 15, 2014	$200,000	1	352,941
Water Tigers, LLC	September 2, 2014	$200,000	1	352,941
Water Tigers, LLC	October 3, 2014	$200,000	1	352,941
MASP Ventures, LLC	October 15, 2014	$200,000	1	352,941
Clay Land, LLC	December 15, 2014	$200,000	1	352,941
Tyrian Purple, LLC	February 13, 2015	400,000	2	705,882
Karen R Thorpe	April 16, 2015	200,000	1	352,941
Steven G Sogge and Linda J Sogge Revocable Trust	May 20, 2015	62,500	0.31	109,412
The Kuehner Family Trust	May 20, 2015	62,500	0.31	109,412
TOTAL:		$4,426,111	22.12	7,807,053

Class C Units

Investor Name	Date of Issuance	Paid in Amount	Number of Class C Units	Number of Shares of Epic issued upon conversion
Pinnacle Investments	January 1, 2012	150,000	0.75	264,706
Pinnacle Investments	December 31, 202	86,772	0.43	153,127
Brian Davidson	December 31, 2013	$12,000	0.06	21,176
Wayne Riggs	December 31, 2013	$35,000	0.18	61,765
JSMD Investments	May 9, 2014	$200,000	1	352,941
Stroinksi Family Trust	June 18, 2014	$200,000	1	352,941
Pinnacle Investments	November 4, 2014	$130,000	0.65	229,412
Brian Davidson	December 31, 2014	$88,000	0.44	155,294
Wayne Riggs	December 31, 2014	$165,000	0.83	291,176
JSMD Investments	May 20, 2015	35,336.18		62,191
Stroinksi Family Trust	May 20, 2015	39,351.20		69,258
TOTAL:		$1,066,772	5.55	2,013,987
Sales of Common Stock of Epic Stores Corp.
On June 3, 2015, Epic issued an aggregate of 3,000,000 shares of common stock to certain existing stockholders, as set out in the table below. The shares were issued to each of the investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933.

Investor Name	Date of Issuance	Paid in Amount	Number of Shares of Epic purchased
Pinnacle Investments, LLP	June 3, 2015	$883	882,575
Wild West Raised, LLP	June 3, 2015	$298	297,867
Bob Riggs	June 3, 2015	$409	409,311
Clay Land, LLC	June 3, 2015	$561	561,559
The Kuehner Family Trust	June 3, 2015	$158	157,798
Steven G Sogge and Linda J Sogge Revocable Trust	June 3, 2015	$158	157,798
Tyrian Purple, LLC	June 3, 2015	$138	138,409
ZRB Holdings, Inc.	June 3, 2015	$48	47,727
Water Tigers, LLC	June 3, 2015	$347	346,956
TOTAL:		$3000.00	3,000,000

DESCRIPTION OF SECURITIES
Common Stock
We are authorized to issue 1,650,000,000 shares of common stock with a par value of $0.0001 per share. As at June 29, 2015, we had 82,519,461 shares of common stock outstanding. Upon liquidation, dissolution or winding up of our company, our stockholders are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.
Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.
There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.
Preferred Stock
We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As at June 29, 2015, we had no shares of preferred stock outstanding.
Articles of Incorporation and Bylaws
There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Under the Nevada Revised Statutes (the "Nevada Law"), we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.
Subsection 1 of Section 78.7502 of Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (i) is not liable pursuant to Section 78.138 of Nevada Law or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 78.138 of Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Section 78.138 of Nevada Law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.  Subsection 3 of Section 78.751 of Nevada Law provides that the indemnification provided for by Section 78.7502 does not exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action) and that the indemnification shall continue for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.
Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of Nevada Law limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances. Section 78.751(2) of Nevada Law authorizes a corporation's articles of incorporation, bylaws or agreements to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.
Section 78.752 of Nevada Law empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation has the power to indemnify him or her against such liabilities or expenses.  As of the date of this current report, we have obtained a customary directors' and officers' liability insurance policy.

Article Twelve of our articles of incorporation and Section 5 of our bylaws provide for the indemnification of our officers, directors, employees or agents to the fullest extent permitted by applicable law.  The articles and bylaws further provide that the expenses of our directors, officers, employees or agents incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, will be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon our receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us.  Our obligation to indemnify or to advance any expenses to any director, officer, employee or agent will be reduced by any amount that such person may collect from any other entity.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.  The rights to indemnification and to the advancement of expenses are not exhaustive of any other rights that a director, officer, employee or agent may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, our Certificate of Incorporation or otherwise.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
We had no disagreements with Sadler, Gibb & Associates, LLC, Certified Public Accountants, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
See Item 9.01 Financial Statements and Exhibits.
ITEM 3.02.                         UNREGISTERED SALES OF EQUITY SECURITIES
The responses set out above under Item 2.01 "Completion of Acquisition or Disposition of Assets" is responsive to this item and is incorporated herein by reference.
ITEM 4.01                          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
In connection with the closing of the Exchange Agreement on June 24, 2015, we changed our independent registered public accounting firm from Sadler, Gibb & Associates, LLC, to De Joya Griffith, LLC.  The appointment of De Joya Griffith, LLC was approved by our board of directors to be effective as of the closing of the Exchange Agreement.
The report of Sadler, Gibb & Associates, LLC on our financial statements dated March 2, 2015 for the two most recent fiscal years ended November 30, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Sadler Gibb's report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.
In connection with the audit of our financial statements for the two most recent fiscal years ended November 30, 2014 and 2013 and in the subsequent interim period through the date of the change of our independent registered public accounting firm on June 24, 2015, there were no disagreements, resolved or not, with Sadler, Gibb & Associates, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sadler, Gibb & Associates, LLC would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended November 30, 2014 and 2013, and in the subsequent interim period through the date of the change of our independent registered public accounting firm on June 24, 2015, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.
We provided Sadler, Gibb & Associates, LLC with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Sadler, Gibb & Associates, LLC dated June 26, 2015 is filed as Exhibit 16.1 to this current report on Form 8-K.
During our two most recent fiscal years ended November 30, 2014 and 2013, and the subsequent interim period through the date of appointment of De Joya Griffith, LLC on June 24, 2015, we have not, nor has any person on our behalf, consulted with De Joya Griffith, LLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has De Joya Griffith, LLC provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm, Sadler, Gibb & Associates, LLC.
ITEM 5.01.	CHANGES IN CONTROL OF THE REGISTRANT
As a result of the issuance of the shares of our common stock to the previous stockholders of Epic pursuant to the Exchange Agreement, we experienced a change in control on the closing date of the Exchange Agreement, with the former stockholders of Epic acquiring control of our company. The disclosure set forth in Item 2.01 to this current report is responsive to this Item 5.01 and is incorporated into this item by reference.
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
The information contained in Item 2.01 above related to resignations and appointments of our officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated into this item by reference.
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
As we have determined to treat the acquisition of Epic as a reverse recapitalization, with Epic as the accounting acquirer, the transaction has resulted in a deemed change of our year end.  Effective as of the closing of the acquisition, we changed our fiscal year end from November 30 to December 31, being Epic's fiscal year end.
ITEM 5.06                          CHANGE IN SHELL COMPANY STATUS
Management has determined that, as a result of the transaction described in the section titled "Item 2.01 Completion of Acquisition or Disposition of Assets" above, on June 24, 2015, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
The information contained in the section titled "Item 2.01 Completion of Acquisition or Disposition of Assets" above is responsive to this Item 5.06.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS
Financial Statements
The following financial statements are filed with this current report:
1.	Audited annual financial statements as at and for the years ended December 31, 2014 and 2013:
•	Report of Independent Registered Public Accounting Firm, De Joya Griffith, LLC, dated June 24, 2015;
•	Consolidated Balance Sheets as at December 31, 2014 and 2013;
•	Consolidated Statements of Operations for the years ended December 31, 2014 and 2013;
•	Consolidated Statement of Stockholders' Equity (Deficit) for the years ended December 31, 2014 and 2013;
•	Consolidated Statements of Cash Flows for the years ended December 31, 2014 and 2013; and
•	Notes to Consolidated Financial Statements.
2.	Unaudited interim financial statements as at and for the three months ended March 31, 2015 and 2014:
•	Consolidated Balance Sheets as at March 31, 2015 and 2014;
•	Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014;
•	Consolidated Statements of Cash Flows for the three months ended March 31, 2015 and 2014; and
•	Notes to Consolidated Financial Statements.
3.	Unaudited Pro Forma Combined Financial Statements as at March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and the year ended December 31, 2014:
•	Pro Forma Combined Balance Sheet as at March 31, 2015 and December 31, 2014;
•	Pro Forma Combined Statement of Operations for the three months ended March 31, 2015 and the year ended December 31, 2014;
•	Pro Forma Combined Statement of Operations for the three months ended March 31, 2015 and the year ended December 31, 2014; and
•	Notes to Unaudited Pro Forma Financial Statements.

 Exhibits
The following exhibits are incorporated by reference herein.
Exhibit No.	Description
2.1*	Share exchange agreement dated as of June 24, 2015 by and among Be At TV., Inc., Epic Stores Corp. and the stockholders of Epic Stores Corp.
3.1**	Articles of Incorporation
3.2**	Bylaws
3.3***	Articles of Merger dated effective December 20, 2013
3.4***	Certificate of Change dated effective December 20, 2013
3.5***	Certificate of Change dated effective December 30, 2013
10.1*	Share cancellation agreement dated June 24, 2015 between our company and John Kitchen
10.2*	Share cancellation agreement dated June 24, 2015 between our company and Linda Miller
10.3*	Warrant cancellation agreement dated June 24, 2015 between our company and Paul Medley
10.4*	Form of subscription agreement for units dated June 24, 2015
10.5*	Investor rights agreement among our company, Belloc Pty Ltd and the subscribers to the concurrent financing
10.6*	Voting agreement dated June 24, 2015 among our company and each of the former stockholders of Epic
10.7*	Escrow agreement dated June 24, 2015 among our company, Doney Ventures, Inc. and certain former stockholders of Epic
10.8*	Management agreement dated January 1, 2015 between Epic and Brian Davidson
10.9*	Management agreement dated January 1, 2015 between Epic and Bob Riggs
10.10*	Management agreement dated January 1, 2015 between Epic and Wayne Riggs
10.11*	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of services as Chief Financial Officer by Zach Bradford
10.12*	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of controller and accounting services
10.13*	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of SEC financial reporting services
16.1*	Letter from Sadler, Gibb & Associates, LLC
99.1*	Audited annual financial statements of Epic as at and for the years ended December 31, 2014 and 2013
99.2*	Unaudited interim financial statements of Epic as at and for the three months ended March 31, 2015 and 2014
99.3*	Unaudited pro forma combined financial statements as at March 31, 2015 and December 31, 2014

*	Filed herewith
**	Previously filed as exhibits to our registration statement on Form S-1, on February 26, 2013, File Number 333‑186869 and incorporated herein.
***	Previously filed as exhibits to our current report on Form 8-K, on December 31, 2013, File Number 333‑186869 and incorporated herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2015
BE AT TV, INC.
By:	/s/ Brian Davidson
Name:	Brian Davidson
Title:	President, Chief Executive Officer,
Secretary, Treasurer and Director